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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan and Amended and Restated 1996 Equity Incentive Plan of Tier Technologies, Inc. of our report dated October 6, 1997, except for Note 14, as to which the date is November 14, 1997, with respect to the consolidated financial statements and schedules of Tier Technologies, Inc., of our report dated September 8, 1997 with respect to the financial statements of Encore Consulting, Inc. and of our report dated September 30, 1997, with respect to the financial statements of Albanycrest Limited included in the Registration Statement (Form S-1 No. 333-37661) and related Prospectus of Tier Technologies, Inc. for the registration of 3,400,000 shares of its Class B common stock, filed with the Securities and Exchange Commission.


/s/ Ernst & Young

Walnut Creek, California
February 26, 1998